                                  EXHIBIT 10.8

                                     FORM OF
                            LEASE TO BE ENTERED INTO
                                WITH WHOLLY OWNED
                                SUBSIDIARY OF TDA

                                      LEASE

                                     Between

                                  39 ACRE CORP.

                                    Landlord,

                                       and

                               EAGLE SUPPLY, INC.

                                     Tenant.

                       Dated as of _________________, 1996

                                TABLE OF CONTENTS

SECTION 1.     Term........................................................  -1-

SECTION 2.     Fixed Rent..................................................  -1-

SECTION 3.     Taxes.......................................................  -3-

SECTION 4.     Use.........................................................  -4-

SECTION 5.     Compliance with Laws........................................  -5-

SECTION 6.     No Landlord Warranties......................................  -6-

SECTION 7.     Assignment; Subletting......................................  -7-
       7.1     Landlord's Consent Required.................................  -7-
       7.2     Tenant's Application (Assignment and Sublease)..............  -7-
       7.3     Recapture...................................................  -7-
       7.4     Collection/Effect of Transfer...............................  -8-
       7.5     Waiver......................................................  -8-
       7.6     Implied Assignment..........................................  -9-
       7.7     Assumption by Trustee In Bankruptcy For Tenant..............  -9-
       7.8     Attorneys' Fee Related to Transfer..........................  -9-
       7.9     Landlord's Right to Assign..................................  -9-

SECTION 8.     Required Insurance..........................................  -9-

SECTION 9.     Maintenance and Repairs..................................... -10-

SECTION 10.    Damage; Use of Insurance Proceeds........................... -11-

SECTION 11.    Alterations................................................. -12-

SECTION 12.    Eminent Domain.............................................. -14-

SECTION 13.    Right of Entry.............................................. -15-

SECTION 14.    Subordination; Attornment; Estoppel Certificate............. -16-

SECTION 15.    Installations; Tenant's Property............................ -17-

SECTION 16.    Indemnification............................................. -18-

SECTION 17.    No Liens; Adjacent Excavation............................... -19-

SECTION 18.    Surrender of Premises....................................... -21-

SECTION 19.    Quiet Enjoyment............................................. -21-

SECTION 20.    Written Notices............................................. -21-

SECTION 21.    Real Estate Brokers......................................... -21-

SECTION 22.    Defaults; Remedies.......................................... -22-
       22.1    Events of Default........................................... -22-
       22.3    Right of Landlord to Cure Tenant's Default.................. -24-
       22.4    Right of Reentry............................................ -24-
       22.5    Waivers..................................................... -25-
       22.6    Jurisdiction................................................ -25-

SECTION 23.    Memorandum of Lease......................................... -26-

SECTION 24.    Miscellaneous............................................... -26-

SECTION 25.    Right of First Refusal...................................... -27-

SECTION 26.    Radon Gas................................................... -27-


Schedule "A"   Description of the Premises................................. -29-
Schedule "B"   Required Insurance.......................................... -30-
Schedule "C"   Permitted Encumbrances...................................... -32-

                                      LEASE

     LEASE, made as of ______________________, 1996 between 39 ACRE CORP., a New York corporation, 122 East 42nd Street, New York, New York ("Landlord") and EAGLE SUPPLY, INC., 1451 N. Channelside Drive, Tampa, Florida 33605, a Florida corporation, ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord is the owner of the building located in the County of ________, City of __________________ and State of Florida having an address of
_____________________________, and more particularly described in Schedule "A" (the "Premises"), which the parties acknowledge contains approximately ___________________ square feet; and

     WHEREAS, in this Lease, unless and except as otherwise specifically provided, any reference to the "Premises," means the entire Premises and/or any portion or part thereof, together with all alterations, additions, installations, and improvements thereto now or hereafter existing, and all Installations (as defined below); and

     WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to hire from Landlord, the Premises, upon the terms, covenants, conditions, and provisions set forth below.

     NOW, THEREFORE, in consideration of the rents and agreements set forth herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows;

     SECTION 1. Term. Upon the terms, covenants, conditions, and provisions hereinafter set forth, Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for a term commencing the day and year first above written (the "Commencement Date") and expiring on _________________ (or upon such earlier date as this Lease may otherwise expire in accordance with the terms, covenants, conditions, and provisions hereinafter set forth referred to herein as the "Term").

     SECTION 2. Fixed Rent.

     2.1 For the first five (5) years of the Term, Tenant shall pay fixed rent ("Fixed Rent") for the premises at the annual rate of ________________________________________________ Thousand ($_________________)
Dollars, payable in monthly installments of _________________________________________________________ Thousand
($____________________) Dollars per month, payable on the first day of each month, commencing on the day and year first above written and up to and including ____________________________________________. For the second five (5)
years of the Term, which will commence on ____________, 2001, the Fixed Rent shall be increased to an amount obtained by multiplying the Fixed Rent by a fraction, the numerator of which fraction shall be the CPI (as hereinafter defined) for the third month immediately preceding the Commencement Date and the denominator of which shall be the CPI for the third month immediately preceding the commencement date of the second five (5) years of the term.

The Fixed Rent, as adjusted, shall be the per annum Fixed Rent for each year during the second five (5) years of the Term and shall be payable each year in equal monthly installments on the first day of each month.

     As used herein, the term "CPI" means the Consumer Price Index, All Cities, All Items, All Urban Consumers (1982-84 = 100) published by the Bureau of Labor Statistics or other governmental agency then publishing the CPI (or if such CPI is no longer published, the index most closely comparable to the CPI).

     2.2 Tenant shall pay, as additional rent ("Additional Rent"), all sums of money, costs, real estate tax escalations, Taxes, expenses or charges, interest, or fees (including, but not limited to, attorneys' fees) of every kind or amount whatsoever (other than Fixed Rent) which Tenant assumes or agrees to pay to Landlord, or which otherwise become due and payable by Tenant under this Lease. Landlord shall have the same rights and remedies for Tenant's failure to pay any Additional Rent as for Tenant's failure to pay Fixed Rent.

     2.3 Tenant shall pay Fixed Rent and Additional Rent to Landlord at 122 East 42nd Street, New York, New York 10168 (or at such other address as Landlord may designate by Written Notice from time to time), in lawful money of the United States of America, promptly when due and payable, without notice or demand and without any setoff or counterclaim whatsoever (except and unless as otherwise specifically provided in this Lease).

     2.4 Landlord and Tenant intend and agree that Landlord shall receive Fixed Rent and Additional Rent free of all charges, expenses, damages and deductions of any and every kind whatsoever (and that Tenant shall pay and bear each and every charge, expense, and/or damage whatsoever) which, except for execution and delivery of this Lease, would (or will) be charged against the Premises and payable by Landlord.

     2.5 If Tenant fails to make any payment whatsoever required by this Lease (other than Fixed Rent), or if Tenant otherwise defaults in the performance of any term, covenant, condition or provision of this Lease, at Landlord's sole option (but without obligation to do so) Landlord may:

          (a) make any such payment; and/or

          (b) take such action as Landlord deems necessary to perform and fulfill such term, covenant, condition or provision.

Tenant shall reimburse Landlord, upon Landlord's demand by Written Notice, for Landlord's payment and/or for all amounts paid or incurred by Landlord to perform and fulfill such term, covenant, condition, or provision (including, but not limited to, attorneys' fees), together with interest thereon at the Lease Interest Rate from the date of Landlord's demand.

     2.6 In this Lease, Fixed Rent and Additional Rent are sometimes referred to collectively as "Rents".

     2.7 In addition to the Fixed Rent and Additional Rent payable under this Lease, Tenant shall pay to Landlord, with each installment of Fixed Rent and Additional Rent, as set forth herein, all sales or use taxes as may from time to time be provided by law.

     SECTION 3. Taxes.

     3.1 In this Lease "Taxes" shall mean any and all of the following imposed by any Government Entity upon or with respect to the Premises and/or the use, occupancy, possession, operation and/or maintenance of the Premises:

               (i)  any personal property taxes;

               (ii) all occupancy and rent taxes;

              (iii) all real property taxes and assessments;

               (iv) all water, water meter, sewer rents, rates and charges, and all costs and charges (if any) for installing, repairing, or replacing water meters;

               (v)  all excises, levies, licenses and permit fees;

               (vi) all service charges, it any, with respect to police and fire protection, security, or street maintenance and lighting;

              (vii) all fees and charges for construction, maintenance,
                    occupancy or use of any vault, passageway or space in, on or over or under the street or sidewalks adjacent to the Premises, or for the construction, maintenance or use of any part of the building covered by this Lease within the limits of any street;

             (viii) all other levies, fees, rents, assessments, taxes and charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever; and

               (ix) all fines, penalties and similar governmental charges, if any, applicable to the foregoing, and all interest or costs with respect thereto.

(However, "Taxes" shall not include franchise, corporation, inheritance, succession or income taxes of Landlord unless the same are levied as substitutes for taxes described in (1) through (ix) above.)

     3.2 Any Tax covering any fiscal period of the taxing authority which includes a period after the expiration of the Term shall be apportioned between Landlord and Tenant.

     3.3 Tenant shall deliver to Landlord receipts of the appropriate taxing authority evidencing payment within thirty (30) days after a Tax is due and payable.

     3.4 To the extent permitted by Laws, Tenant may contest, at Tenant's expense and by appropriate proceedings, the amount or validity of any Tax, in whole or in part (and to the extent permitted by Laws, Tenant may defer payment of any such Tax during such contest); provided, however, that:

          (a) Tenant shall first deliver to Landlord a surety company bond in form and substance satisfactory to Landlord in an amount equivalent to one hundred fifty per cent (150%) of the contested Tax, which bond shall provide for payment of the contested Tax in full (together with all costs, penalties and interest) within ten
               (10) days after a final determination if and to the extent that Tenant's contest is unsuccessful;

          (b) Tenant shall pay all Taxes before the time when the Premises might be forfeited by reason of non-payment;

          (c)  Tenant shall conduct the contest diligently; and

          (d) Tenant shall advise Landlord regularly as to the status of the contest.

     3.5 A certificate or report of a title insurance company licensed to do business in Florida or the certificate or report of the pertinent Governmental Entity, shall be prima facie

          (a) as to non-payment, that a Tax was duly assessed and became a lien against the Premises and was unpaid as of the date of such certificate or report; or

          (b) as to payment, that a Tax was duly paid as of the date of such certificate or report.

     SECTION 4. Use.

     4.1 Tenant may use and occupy the Premises for any lawful purpose permitted by the Certificate of Occupancy.

     4.2 Tenant shall not:

          (a)  disfigure or deface the Premises or suffer the same to be done;

          (b) obstruct or permit the obstruction of the street or sidewalk adjacent to the Premises;

          (c) do anything or suffer anything to be done, upon the Premises which will be liable to cause structural injury to the Premises;

          (d) permit the accumulation of waste or refuse matter in or about the Premises;

          (e) use the Premises (or suffer the same to be used) for any purpose deemed extra-hazardous on account of fire risk; and/or

          (f) whether with respect to an Alteration or otherwise, undertake or permit any work or construction of any kind which would reduce the value or character of the Premises.

     SECTION 5. Compliance with Laws.

     5.1 As used in this Lease:

          (a) "Law" means each and every law, rule, regulation, order, ordinance, statute, requirement, code, or executive mandate of any kind whatsoever, present or future, used by any Government Entity applicable to or affecting the Premises, and/or the use, occupancy, possession, operation, and/or maintenance of the Premises; and

          (b) "Government Entity" means the United States, the State of Florida, City ______________________, the County of
               ___________________________, and any and every other agency, department, commission, rule making body, bureau, instrumentality and/or political subdivision of government of any kind whatsoever, now existing or hereafter created, now or hereafter having jurisdiction over the premises, and/or the use, occupancy, possession, operation and/or maintenance of the Premises.

     5.2 At Tenant's expense, Tenant shall comply with all Laws. The parties intend and agree that Tenant shall bear all costs and expenses of complying with Laws and (to the extent permitted by Laws) that Landlord shall have no obligation whatsoever to comply with Laws.

     5.3 To the extent permitted by Laws, Tenant may contest, at Tenant's expense and by appropriate proceedings, the validity or affect of any Law (and Tenant may defer compliance during such contest); provided, however, that:

          (a) Tenant shall first delivery to Landlord a surety company bond in form and substance satisfactory to Landlord in an amount equivalent to one hundred fifty per cent (150%) of the cost of full compliance with the contested Law, which bond shall provide for the payment of all costs of compliance with such Law and shall indemnify Landlord against all loss, cost, penalties and interest (including, but not limited to, attorneys' fees) which Landlord may suffer by reason of failure to comply (or delay in complying) with such Law;

          (b)  Tenant shall conduct the contest diligently; and

          (c) Tenant shall advise Landlord regularly as to the status of the contest.

     SECTION 6. No Landlord Warranties.

     6.1 Tenant has inspected the Premises, knows the condition thereof, and agrees to accept the same "AS IS" on the Commencement Date. Tenant acknowledges that Landlord has made no representations or warranties whatsoever with respect to the Premises (unless and except as expressly set forth in this Lease).

     6.2 Tenant accepts and assumes full and sole responsibility for the condition, operation, maintenance, and management of the Premises during the Term. Tenant agrees that:

          (a) Landlord shall have no obligation whatsoever to improve, repair, alter, decorate, or rebuild in preparation for Tenant's use and occupancy or at any time during the Term;

          (b) Landlord shall have no responsibility whatsoever for any defect in, or change in the condition of, the Premises, including but not limited to structural defects and repairs, which shall also be the sole responsibility of Tenant; and

          (c) Landlord shall have no responsibility to provide or furnish any services or utilities or any kind whatsoever to or for Tenant or the Premises.

     SECTION 7. Assignment; Subletting.

     7.1 Landlord's Consent Required

     Tenant shall not voluntarily or by operation of law assign, license, franchise, transfer, mortgage, hypothecate, or otherwise encumber (collectively "Transfer") all or any part of this Lease or any interest therein, and shall not sublet, franchise, change ownership or license (also included as a "Transfer") all or any part of the Premises, without first obtaining the prior written consent of Landlord. Any attempted Transfer without such consent being first had and obtained shall be wholly void and shall confer no rights upon any third parties. Without in any way limiting Landlord's right to refuse to give such consent for any other reason or reasons, Landlord hereby reserves the right to refuse to give such consent if in Landlord's sole discretion (i) the quality of the business operation conducted on the Premises is or may in any way be adversely affected during the Term of the Lease by such proposed Transfer, (ii) the financial net worth of a proposed new tenant is less than that of Tenant, or
(iii) the proposed new tenant is a governmental agency or instrumentality thereof. Furthermore, Landlord hereby reserves the right to condition Landlord's consent to any Transfer upon Landlord's receipt from Tenant of a written agreement, in form and substance acceptable to Landlord, pursuant to which Tenant shall pay over to Landlord all rent or other consideration received by Tenant from any such subtenant or assignee, either initially or over the term of the assignment or sublease, in excess of the Rents called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account (the "Transfer Premium"). Consent by Landlord to any Transfer of the Premises or any interest therein shall not be a waiver of Landlord's rights under this Section 7.1 as to any subsequent Transfer.

     7.2 Tenant's Application (Assignment and Sublease)

     In the event that Tenant desires at any time to Transfer the Premises or any portion thereof, Tenant shall submit to Landlord at least sixty (60) days prior to the proposed effective date of the Transfer ("Proposed Effective Date"), in writing: (a) a request for permission to Transfer, setting forth the Proposed Effective Date, which shall be no less than sixty (60) nor more than ninety (90) days after the sending of such notice; (b) the name of the proposed subtenant or assignee or other party; (c) the nature of the business to be carried in the Premises after the Transfer: (d) the terms and provisions of the proposed Transfer; (e) a copy of all existing executed and/or proposed documentation pertaining to the Transfer; and (f) current financial statements (audited, if available) of Tenant and the proposed subtenant or assignee; and such additional information that Landlord may reasonably request in order to make a reasoned judgment.

     7.3 Recapture

     If Tenant proposes to assign this Lease, Landlord may, at its option, exercisable upon written notice to Tenant within thirty (30) days after receipt of the notice from Tenant set forth in paragraph 7.2 above, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises, Landlord may, at its option exercisable upon written notice to Tenant, within thirty (30) days after receipt of the notice from Tenant set forth in paragraph 7.2 above, elect to recapture such portion of the Premises as Tenant proposes to sublease and, upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. In the event a portion only of the Premises is recaptured, the Fixed Rent under this Lease shall be proportionately reduced. If Landlord does not elect to recapture pursuant to this paragraph 7.3, Tenant may thereafter enter into a valid assignment or sublease with respect to the Premises provided Landlord, pursuant to this paragraph 7, consents thereto, and provided further that (a) such assignment or sublease is executed within ninety
(90) days after notification to Landlord of such proposal, and (b) the rental therefrom is not more than that stated in such notification.

     7.4 Collection/Effect of Transfer

     If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect Rents from the assignee, subtenant or occupant and apply the net amount collected to the Rents herein reserved and retain any excess Rents so collected, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Tenant's covenant set forth in the first sentence of paragraph 7.1 above, nor shall such assignment, subletting, occupancy or collection be deemed an acceptance by Landlord of the assignee, subtenant or occupant as tenant, or a release of Tenant or any guarantor from the further performance by Tenant of covenants on the part of Tenant herein contained, or affect the continuing primary liability of Tenant hereunder (which, following any assignment, shall be joint and several with the assignee). If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.

     7.5 Waiver

     Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to assignee or sublessee, or any failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at Landlord's option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

     7.6 Implied Assignment

     If Tenant hereunder is a corporation, an unincorporated association or a partnership, the transfer, merger, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this paragraph 7; provided, however, that: (a) an assignment of any such stock or interest with respect to a corporation or partnership whose shares or partnership interests are publicly traded, (b) an assignment or sublease to any corporation which controls, is controlled by or is under common control with Tenant, or (c) an assignment or sublease by a shareholder or member to his spouse or children, are all excepted from the foregoing provision.

     7.7 Assumption by Trustee In Bankruptcy For Tenant

     In the event that Tenant files any type of petition in bankruptcy or has such petition filed against it, and Landlord cannot elect to terminate this Lease pursuant to law, and in the event that the trustee or receiver appointed by the bankruptcy court assumes or adopts this Lease and fails or refuses to give Landlord adequate assurance of compliance with this Lease pursuant to law, then Landlord shall have the right to terminate this Lease within thirty (30) days after gaining knowledge of such failure to give such adequate assurances, or within thirty (30) days after receipt of written notice from said trustee or receiver of refusal to give such adequate assurances, whichever is earlier.

     7.8 Attorneys' Fee Related to Transfer

     Landlord may make reasonable charges to Tenant for any reasonable attorneys' fees or expenses incident to any documentation relating to any proposed Transfer by Tenant.

     7.9 Landlord's Right to Assign

     Landlord's right to assign its interest under this Lease shall in all events remain unqualified and unrestricted.

     SECTION 8. Required Insurance.

     8.1 In this Lease, "Required Insurance" means the insurance coverages specified in Schedule "B". At Tenant's expense, Tenant shall secure and keep in force all Required Insurance at all times during the Term of this Lease.

     8.2 All Required Insurance shall be evidenced by valid and enforceable policies issued by companies licensed to do business in the State of Florida. (Each policy providing Required Insurance is referred to in this Lease as an "Insurance Policy".) Tenant shall deliver copies of all Insurance Policies (with evidence of full payment) to Landlord upon the execution and delivery of this Lease. Thereafter Tenant shall deliver copies of all renewal or replacement Insurance Policies (with evidence of full payment) to Landlord not more than thirty (30) days after the expiration date of the applicable Required Policy. Each copy of each Insurance Policy shall be accompanied by a Certificate of Insurance naming the Landlord as an additional insured and, in addition, shall provide that the same shall not be cancelled except after thirty (30) days prior Written Notice to Landlord (whether or not such provision is obtainable only by payment of additional premium). No Insurance Policy shall contain any endorsement permitting cancellation for default in payment of a loan financing the premium. Each Insurance Policy shall include a standard mortgagee clause without contribution pursuant to which all loss or losses are payable to any mortgagee (or mortgagees) designated by Landlord from time to time.

     8.3 Tenant shall not secure separate insurance concurrent in form or contributing in the event of loss with any Insurance Policy required under this Lease unless Landlord is included as a named insured with loss payable to Landlord. Tenant shall give Landlord Written Notice promptly upon securing any such separate insurance, specify the insurer and full particulars of applicable policies.

     8.4 All policies of insurance carried by Landlord and Tenant shall include, if available without additional premium, a waiver by the insurer of all right of subrogation against the Landlord or Tenant in connection with any loss or damage thereby insured against. Neither party (nor its agents, employees or guests) shall be liable to the other for loss or damage caused by any risk covered by such insurance, to the extent that policies are obtainable with waiver of subrogation. If insurance policies with such waivers are available only at extra premium, the insured party will give Written Notice to the other party, who mail pay the extra premium for such waiver within thirty (30) days after giving of such Written Notice and the insured party will then secure the waiver of subrogation. If the release of either Landlord or Tenant in this Section contravenes any law respecting exculpatory agreements, the party purportedly released hereunder shall not be released, but such party's liability shall be secondary to that of the other party's insurer.

     SECTION 9. Maintenance and Repairs.

     9.1 At Tenant's sole cost and expense:

          (a)  Tenant shall keep the Premises clean and safe;

          (b) Tenant shall maintain the Premises in good condition and repair (reasonable wear and tear excepted); and

          (c) In furtherance (and not in limitation of (a) and (b) above), Tenant shall maintain the class and character of the Premises as existing on the date hereof.

     9.2 At Tenant's sole cost and expense, Tenant shall make all repairs, renewals, replacements, additions, improvements and Restorations of every kind or nature whatsoever (structural or otherwise and whether or not required after damage or otherwise) necessary to keep and maintain the Premises in the condition described in Section 9.1.

     9.3 At Tenant's sole cost and expense, Tenant shall keep clear and free from dirt, snow, ice, rubbish, obstructions and encumbrances, all sidewalks, sidewalk railings, gutters and alleys adjoining the Premises, and any vaults used by Tenant.

     9.4 All work by Tenant shall be of good quality and shall comply in all respects with the requirements of Section 11.

     SECTION 10. Damage; Use of Insurance Proceeds.

     10.1 In this Lease:

          (a) "Damage" means any and all damage or destruction to or of the Premises resulting from fire, casualty, or any other cause whatsoever; and

          (b) "Restoration" (or "to Restore") means and includes any and all repairs, restorations, rebuilding, reconstruction, alterations, improvements or replacements of every kind.

     10.2 Tenant shall notify Landlord in writing of any Damage as promptly as reasonably possible after Tenant receives notice of the same.

     10.3 In case of Damage, and regardless of the amount thereof or the estimated cost of Restoration, at Tenant's sole cost and expense and whether or not insurance proceeds (if any) are sufficient for the purpose, Tenant shall promptly undertake and complete Restoration of the Premises at least to the extent of the value and as nearly as possible to the condition and character described in, and required under, Section 9.1. If Tenant fails to Restore with reasonable diligence, or, having commenced, fails to complete Restoration with reasonable diligence in accordance with this Lease, Landlord may (but shall not be obligated to) undertake and/or complete Restoration at Tenant's expense; and all costs and expenses of any kind whatsoever expanded by Landlord for such Restoration shall be Additional Rent payable by Tenant upon demand (by Written Notice), with interest at the Lease Interest Rate from the date of Landlord's demand.

     10.4 If any sum of money becomes payable under any Insurance Policy by reason of Damage, Landlord shall permit Tenant (subject to the requirements of any mortgage then a lien on the Premises) to use the available insurance proceeds (after deducting all expenses of collecting the same) for Restoration upon the following conditions.

          (a) Tenant shall not be in default then or thereafter in payment of any Rents whatsoever due and payable under this Lease; and

          (b) Tenant shall comply with each and every requirement of Section 13, and all other applicable provisions of this Lease in connection with the Restoration and all work relating thereto.

     SECTION 11. Alterations.

     11.1 In this Lease, "Alterations" shall mean:

          (a)  any demolition or replacement of the Promises; and/or

          (b) any material alteration, construction, improvement, or modification of or to the Premises; and/or

          (c)  any addition to the Premises; and/or

          (d)  any work affecting the structure or exterior of the Premises.

In (b) above, "material" shall mean reasonably estimated to require an expenditure in excess of Twenty-Five Thousand Dollars ($25,000.00).

     11.2 Tenant shall not undertake any Alteration, whether voluntarily or in connection with a Restoration required by this Lease, unless Tenant complies with all of the following requirements:

          (a) Tenant shall not commence any Alteration without the prior written consent of Landlord;

          (b) Tenant shall cause all necessary designs, plans and specifications for a proposed Alteration to be prepared at Tenant's expense by a licensed architect (or engineer if appropriate) and shall submit the same to Landlord for Landlord's written approval; provided however, that Landlord's approval (if given) shall not imply that the Alteration is properly designed or complies with Laws,

          (c) Tenant shall procure or cause to be procured all permits, approvals, consents, licenses and filings of any kind required by Laws;

          (d) Tenant shall obtain (and pay any additional costs for) the consent of any insurer to such Alteration if required to keep any Insurance Policy in full force and effect;

          (e) Tenant shall undertake, prosecute, and complete all work in connection with the Alteration continuously and expeditiously and in a good and workmanlike manner; and Tenant shall incorporate in the Alteration only new materials (and equipment, if applicable) of the best quality specified in the plans and specifications as approved by Landlord;

          (f)  Tenant agrees that the Alteration:

               (i) will be of good quality and free from faults and defects, latent or otherwise;

               (ii) will be free and clear of all liens and encumbrances of any kind whatsoever;

               (iii) will conform to the plans and specifications as approved by
                    Landlord;

               (iv) will be fit for the intended use and purpose; and

               (v) will be of such character as not to reduce the value of the Premises below its value immediately before commencement of the Alteration.

     11.3 If the estimated cost of any Alteration exceeds Twenty-Five Thousand Dollars ($25,000.00), before commencing any work with respect to such Alteration, Tenant shall, at Tenant's sole cost and expense:

          (a) deliver to Landlord the following, each in form satisfactory to Landlord and each issued by a surety company previously approved in writing by Landlord:

               (i) a payment bond guaranteeing to Landlord and/or Landlord's assigns Tenant's timely payment for all labor, services, materials and equipment furnished in connection with the Alteration of any portion thereof (and to all persons or firms furnishing the same);

               (ii) contractor's comprehensive general public liability
                    insurance in an amount not less than Five Million Dollars ($5,000,000) for bodily injury or death and not less than Five Million Dollars

                    ($5,000,000) for property damage, which shall cover operations-premises liability, contractor's protective liability on the operations of all subcontractors, completed operations, explosions, collapse, underground damage, contractual liability, and automobile liability (owned and not owned);

              (iii) if the Alteration will involve foundation, excavation, or demolition work, an endorsement that such operations are covered under the insurance described in (ii) above and that the "XCU Exclusions" have been deleted;

               (iv) owner's protective insurance written under a comprehensive general liability policy form (separate from the contractor's comprehensive general liability policy required by (ii) above), naming Landlord and any mortgagee(s) designated by Written Notice from Landlord to Tenant as their respective interests may appear, in an amount not less than Five Million Dollars ($5,000,000) for bodily injury and death and not less that Five Million Dollars ($5,000,000) for property damage;

               (v) builder's risk insurance on an "all risk" basis including (but not limited to) flood, earthquake, collapse and theft, written on a completed value (non-reporting basis) naming Landlord and any mortgagee(s) designated by Written Notice from Landlord to Tenant as their respective interests may appear (and if any off-site storage location is used, covering, for actual replacement value, all materials and equipment on or about any such off-site storage location intended for use with respect to the Premises); and

               (vi) such other insurance in such amounts as Landlord may
                    reasonably require from time to time, provided that such insurance shall be customarily required by prudent owners of similar buildings for similar construction projects.

     SECTION 12. Eminent Domain.

     If the whole or any substantial part of the Premises, including the land or parking area serving the Premises, shall be taken by any legally constituted authority for public quasi-public use, eminent domain or by private purchase in lieu thereof, Landlord shall have the right to terminate this Lease as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken for a period in excess of one hundred eighty (180) days, and provided the balance of the Premises remaining cannot be effectively utilized by Tenant for the purposes that Tenant is currently using the Premises (it being understood that a reduction of the available square footage does not in and of itself operate to terminate the Lease unless it renders the Premises untenantable by Tenant), Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If this Lease is terminated pursuant to the terms of this paragraph 12, all Fixed Rent and Additional Rent shall be prorated to the date Tenant gives up possession of the Premises. In the event the Lease is not terminated pursuant to the terms of this paragraph 12, then Tenant shall be responsible for Fixed Rent and Additional Rent to the date of such taking or purchase; after which date Fixed Rent shall be reduced proportionately as the usable floor area of the remaining Premises compares to the usable floor area of the Premises before such taking or purchase. Landlord shall be entitled to the entire award from the condemning authority for each and every interest of Landlord in this Lease and the Premises. However, Tenant shall have the right to seek an award from the condemning authority effecting such condemnation or purchase for the value of alterations made to the Premises by Tenant, moving expenses and other damages suffered by Tenant as a result of any such condemnation or transaction in lieu of condemnation, provided that Landlord's interests in the condemnation award are not thereby diminished.

     SECTION 13. Right of Entry.

     13.1 Tenant authorizes Landlord and/or Landlord's authorized representative or agent to enter the Premises at all times during usual business hours on reasonable notice but at any time in case of emergency (and by force if necessary in such event):

          (a)  to inspect the Premises; and/or

          (b) (if Landlord so desires, but without obligation to do so) to perform any maintenance or to make any repair to the Premises required under Section 9 which Tenant has failed to perform or make (and Landlord may keep and store all necessary materials, tools, supplies and equipment on the Premises during and in connection with such maintenance or repairs).

     13.2 Landlord shall not be liable (and Tenant shall not be entitled to any abatement or adjustment of Fixed Rent or Additional Rent) for inconvenience, annoyance, disturbance, loss of business or other damage of any kind whatsoever to Tenant by reason of Landlord's entry on, or work in, the Premises pursuant to
Section 13.1 (or of bringing or storing materials, tools, supplies and equipment into, on, or through the Promises during or in connection with the same). However, Landlord shall repair any damage to property caused by willful acts or negligence of Landlord, or Landlord's employees or contractors.

     13.3 Tenant agrees to permit Landlord and/or any authorized representative or agent of Landlord to enter the Premises at all reasonable times during usual business hours on reasonable notice to exhibit the Premises in connection with:

          (a)  any prospective sale of the Building;

          (b) any prospective securing, refinancing, or assignment of any mortgage and/or

          (c) during the final twelve (12) months of the Term, any prospective lessee of the Premises.

     13.4 If, during the last month of the Term, Tenant shall have removed all of Tenant's Property therefrom, Landlord may (at Landlord's option but without any liability to do so) immediately enter and alter, renovate and redecorate the Premises, without abatement or adjustment of Fixed Rent or Additional Rent or incurring liability to Tenant for any compensation; and such acts shall have no affect upon this Lease.

     SECTION 14. Subordination; Attornment; Estoppel Certificate.

     14.1 This Lease and Tenant's estate hereunder are and shall be subject and Subordinate in every respect to all Permitted Encumbrances specified in Schedule "C". This subordination shall be self-operative; and no further instrument of subordination shall be required by any party to whom (or to whose interest) this Lease and Tenant's estate are subordinate. In furtherance (and not in limitation) of the foregoing, Tenant shall execute and deliver promptly any certificate or instrument evidencing such subordination which Landlord may request.

     14.2 Upon request of any present or future fee owner, mortgagee, or ground lessor succeeding to the rights of Landlord hereunder (any such person, a "New Landlord"), whether through conveyance pursuant to sale, possession, foreclosure action, expiration or any earlier termination of any ground lease, or otherwise, Tenant shall attorn to and recognize New Landlord as "Landlord" under this Lease (as the same may then have been amended or modified); and Tenant shall promptly execute and deliver any instrument which New Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease (as the same may then have been amended or modified) shall continue in full force and effect as, or as it were, a direct lease between New Landlord and Tenant; except, however, that Now Landlord shall not:

          (a) be liable for any previous act or omission of Landlord under this Lease, or any claim which shall have previously accrued to Tenant against Landlord; or

          (b) be bound by any prepayment to Landlord of more than one month's Fixed Rent, unless such prepayment shall have been expressly approved in writing by New Landlord.

     14.3 From time to time, upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement (each such, an "Estoppel Certificate") certifying that, except as specifically disclosed in such Estoppel Certificate and as of the date thereof:

          (a) there are no agreements other than the Lease (and no modifications of the Lease) in effect between Tenant and Landlord (or any other party) with respect to the Premises;

          (b) the Lease is valid and in full force and effect and Tenant has no setoffs. Claims for defenses of any kind whatsoever to enforcement of the Lease;

          (c) Tenant has no claim, demand, cause of action or right to institute any legal proceeding against Landlord arising out of or by virtue of the Lease or by reason of Tenant's occupancy and use of the Premises;

          (d) Landlord is not in default in the performance of any of Landlord's obligations (if any) under the Lease; and Tenant has not given any notice of default to Landlord.

In each Estoppel Certificate Tenant shall certify, also, the amount of annual Fixed Rent then payable under the Lease, the amount (and elements) of Additional Rent then payable, and the dates to which Tenant has paid the same. Tenant acknowledges and agrees that a prospective purchaser or mortgagee of Landlord's interest in this Lease or the Premises (or the assignee of any such mortgagee) may rely upon Tenant's Estoppel Certificate.

     SECTION 15. Installations; Tenant's Property.

     15.1 In this Lease the following terms shall have the following meanings:

          (a) "Installations" means all fixtures, machinery and equipment of every kind whatsoever installed or incorporated in or upon the Premises, and all alterations, modifications, or improvements of every kind whatsoever in or upon the Premises other than Tenant's Property. "Installations" shall include (but not limited to) machinery; equipment; engines; boilers; elevators; escalators; heating; ventilating and air conditioning equipment; ducts; pipes; conduits wiring, and fittings; plumbing equipment and fixtures; window fixtures; and sprinkler equipment.

          (b) "Tenant's Property" means all furniture, movable equipment, computers, business trade and equipment and fixtures, office machinery, and other articles of personal property installed or located in the Premises by Tenant which can be removed without permanent damage to the Premises.

     15.2 All Installations installed by Tenant in or upon the Premises (whether at Tenant's expense or otherwise) shall become, upon installation, part of the Premises and Landlord's property and shall be surrendered to Landlord at the end of the Term or other expiration of this Lease. However, by Written Notice to Tenant not less than thirty (30) days prior to the end of the Term (or within thirty (30) days after any other termination of this Lease) Landlord may require Tenant to remove any Installations installed by Tenant without Landlord's prior written consent.

     15.3 Prior to the end of the Term (or other expiration of this Lease), at Tenant's sole cost and expense, Tenant shall;

          (a)  remove all of Tenant's Property from the Premises;

          (b) remove from the Premises all Installations designated by Landlord for removal pursuant to 15.2; and

          (c)  repair all damage to the Premises caused by any such removal.

     15.4 All Installations and/or Tenant's Property which this Section requires Tenant to remove from the Premises shall be deemed abandoned property if not removed as and when required under this Lease (hereinafter "Abandoned Property"). At Landlord's election, Landlord may retain as Landlord's property all (or any part) of any Abandoned Property; and/or, without liability of any kind whatsoever to Tenant, Landlord may remove, sell, destroy or otherwise dispose of all (or any part of) Abandoned Property. Tenant shall reimburse Landlord, upon demand, for all costs incurred by Landlord to remove Abandoned Property from the Premises and/or to repair any damage to the Premises caused by or related to removal of Abandoned Property, with interest at the Lease Interest Rate from the date of Landlord's demand.

     SECTION 16. Indemnification.

     16.1 In this Lease "Landlord's Affiliates" means:

               (i) any corporation controlling Landlord and any parent corporation controlling the same (whether directly or indirectly);

               (ii) any corporation controlled by Landlord and any corporation controlled by the same (whether directly or indirectly);

               (iii) any person, firm, or corporation which acquires
                    substantially all of the assets or capital stock of Landlord or any corporation into which Landlord may be merged or with which Landlord may be consolidated; and

               (iv) all shareholders, directors, officers, employees, and agents of Landlord and of every corporation referred to in (i),
                    (ii) and (iii) above.

For purposes of this Section, "control" means the ownership of more than twenty per cent (20%) of the common stock of a corporation or of the beneficial ownership of an unincorporated enterprise.

     16.2 Landlord and Landlord's Affiliates shall not be liable to Tenant for any injury or damage to persons or property resulting from any cause of whatsoever nature (unless caused by or due to the willful acts or negligence of Landlord or Landlord's Affiliates).

     16.3 In furtherance (and not in limitations of the terms, covenants, conditions, and provisions of this Lease, Tenant agrees to indemnify Landlord and Landlord's Affiliates and hold Landlord and/or Landlord's Affiliates harmless from and against all loss, liability, obligation, damage, penalty, cost, charge and expense of any kind whatsoever (including, but not limited to, attorneys' fees), whensoever asserted or occurring, which Landlord and/or Landlord's Affiliates may incur or pay out, or which may be asserted against Landlord and/or Landlord's Affiliates:

          (a) in whole or in part by reason of any failure of or by Tenant to perform or comply with any and all of the terms, covenants, conditions and provisions of this Lease; and/or

          (b) in whole or in part by reason of any work or thing of whatsoever kind done in, on or about the Premises of the building(s) by Tenant or Tenant's employees, contractors, agents, or licensees (including, but not limited to, construction, alterations, repairs, or similar acts of any kind whatsoever, and whether or not authorized by this Lease); and/or

          (c) in whole or in part by reason of any negligence or willful act or omission of Tenant or Tenant's employees, contractors, agents or licensees; and/or

          (d) in whole or in part by reason of any injuries to persons or property occurring in, on, or about the Premises caused by Tenant or Tenant's employees, contractors, agents, or licenses (provided, however, that this (d) shall not apply to injuries to persons or property caused by willful acts or negligence of Landlord or Landlord's Affiliates).

     SECTION 17. No Liens; Adjacent Excavation.

     17.1 Tenant covenants and agrees to advise all contractors and person's supplying labor, material or services in connection with such work of the provisions of this Section 17.1. Landlord's interest in the Premises shall not be subject to liens for improvements made by Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to Tenant's leasehold or to the estate, reversion or other estate of Landlord in the Premises. All contractors, artisans, mechanics and laborers and other persons supplying materials or labor or contracting with Tenant with respect to the Premises or any part thereof, or any party entitled to claim a construction lien under the laws of Florida (whether same shall proceed in law or in equity) are hereby charged with notice that they shall look solely to Tenant to secure payment of any amounts due for work done or material furnished to Tenant relating to the Premises, or for any other purpose during the term of this lease.

     Tenant shall indemnify Landlord against any loss or expenses incurred as a result of the assertion of any such lien, and Tenant covenants and agrees to transfer any claimed or asserted lien to a bond or such other security as may be permitted by law within ten (10) days of the assertion of any such lien or claim of lien. In the event Tenant fails to transfer such lien to bond or other security within such ten (10) day period then, in addition to its other remedies specified in this Lease, Landlord shall have the right to discharge the lien or to transfer the lien claimed to bond or other security permitted by law and in any such event Tenant shall pay all costs so incurred by Landlord immediately upon demand therefor. Tenant shall advise all persons furnishing designs, labor, materials or services to the Premises in connection with Tenant's improvement(s) thereof of the provisions of this section.

     Tenant has received the sum of Fifty and No/100 Dollars ($50.00) from Landlord as consideration for the indemnification agreements of Tenant set forth in this paragraph 17 and other provisions of this Lease.

     17.2 If any excavation shall be commenced upon property adjacent to the Premises, unless Tenant obtains a court order preventing or limiting such excavation (and/or the manner or method thereof), Tenant shall:

          (a) afford the persons lawfully authorized to undertake such excavation the right to enter upon the Premises in a reasonable manner to do such work as may be necessary to preserve any walls or structures of the Premises from injury or damage and to support the same by proper foundations; and, if requested by Tenant, such entry and work shall be done in the presence of a representative of Tenant, who shall be designated by Tenant by Written Notice promptly upon Landlord's request; and

          (b) undertake all such work, at Tenant's sole cost and expense, as may be necessary to preserve any of the walls or structures of the Premises from injury or damage and to support the same by proper foundations.

Tenant shall not, by reason of any such excavation or work, have any claim against Landlord for damages or for indemnify or for abatement or reduction of any Rents payable by Tenant hereunder.

     SECTION 18. Surrender of Premises.

     Upon expiration of the Term or other termination of this Lease, Tenant shall peaceably and quietly leave and yield over to Landlord the Premises broom clean, in the condition required under the terms, covenants, conditions, and provisions of this Lease.

     SECTION 19. Quiet Enjoyment.

     Upon paying Fixed Rent and Additional Rent and otherwise observing all terms, covenants, conditions and provisions of this Lease, Tenant shall and may lawfully and quietly hold and enjoy the Premises during the Term of this Lease without hindrance, ejection, molestation or interruption.

     SECTION 20. Written Notices.

     All notices, requests, demands, elections, consents, approvals and other communication hereunder must be in writing (each such, a "Written Notice") and addressed as follows (or to any other address which either party may designate by Written Notice):

          If to Landlord:

          39 ACRE CORP.
          122 East 42nd Street
          Suite 1116
          New York, New York 10168
          Attn:  Mr. Frederick M. Friedman

          If to Tenant:

          Eagle Supply, Inc.
          1451 N. Channelside Drive
          Tampa, Florida  33605
          Attn: Mr. Lewis Marshall

     Any written Notice required by this Lease to be given or made within a specified period of time, or on or before a date certain, shall be deemed to have been duly given only if delivered by hand or mailed by first class, registered mail, return receipt requested, postage and fees prepaid. A written Notice sent by registered mail (as above) shall be deemed given when mailed. All other Written Notices shall be deemed given when received.

     SECTION 21. Real Estate Brokers.

     21.1 No broker brought about this transaction. Tenant agrees to indemnify and hold Landlord harmless from and against any commission or fee claimed by any with whom Tenant has dealt in connection with the negotiation and execution of this Lease or any matter whatsoever pertaining or related thereto, as well as all expenses which Landlord incurs to defend against any such commission or fee (including, but not limited to, attorneys, fees).

     SECTION 22. Defaults; Remedies.

     22.1 Events of Default

     The following events shall be deemed to be events of default by Tenant under this Lease:

     22.1.1 Non-Payment of Rent

     Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other charge or assessment required of Tenant pursuant to the terms hereof within three (3) days after Tenant's receipt of Landlord's notice of said failure.

          22.1.2 Non-Compliance With Lease

               22.1.2.1 Except as set forth in paragraph 22.1.2.2, below, Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than as described in paragraph 22.1.1 above, and Tenant shall not cure such failure within thirty (30) days after Landlord's notice thereof to Tenant. In the event Tenant cannot comply with such term, provision, covenant or warranty within said thirty (30) day period, Tenant shall not be in default if Tenant is making a diligent effort to comply with such term, provision, covenant or warranty, and Tenant reimburses Landlord for Landlord's reasonable out-of-pocket expenses resulting from Tenant's failure to comply with said term, provision, covenant or warranty within said thirty (30) day period and Tenant completes the cure of the default.

               22.1.2.2 The failure by Tenant to observe or perform according to the provisions of paragraphs 4, 7, or 14 of this Lease where such failure continues for more than five (5) days after notice from Landlord.

          22.1.3 Insolvency

          Tenant or any guarantor of this Lease shall become insolvent, or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

          22.1.4 Petitioning for Relief Under Bankruptcy Code

          Tenant or any guarantor of this Lease shall file a petition under any chapter of the federal bankruptcy act, as amended, or under any similar law or statute of the United States or any state.

          22.1.5 Adjudged Bankrupt

          There shall be filed against Tenant or any guarantor of this Lease an involuntary petition in bankruptcy or insolvency or a similar proceeding, and such filing or proceeding shall not be dismissed within ninety (90) days.

          22.1.6 Appointment of a Receiver

          A receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or any guarantor of this Lease.

          22.1.7 Vacating Premises

          Tenant's vacating or abandoning the Premises (it being expressly agreed that Tenant's failure to occupy the Premises for thirty (30) consecutive days without Landlord's prior approval shall be deemed an abandonment or vacation of the Premises).

          22.1.8 Sale by Legal Process

          Tenant's interest under this Lease being sold under execution or other legal process.

          22.1.9 Modification by Operation of Law

          Tenant's interest under this Lease being modified or altered by any unauthorized assignment or subletting or by operation of law.

          22.1.10 Impounding by Legal Proceeding

          Any of the goods or chattels of Tenant used in, or incident to, the operation of Tenant's business in the Premises being seized, sequestered, or impounded by virtue of, or under authority of, any legal proceeding.

          22.1.11 Failure to Take Occupancy of Premises

          Tenant's failure to take occupancy of the Premises when same is tendered by Landlord to Tenant, unless Fixed Rent has been prepaid to cover the applicable period of non-occupancy.

     In the event of the occurrence of any of the events described in paragraph 22.1, Landlord, at its election, may exercise one or more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by statute or general law at the same time or at subsequent times or actions:

          22.2.1 Take Possession of Premises

          Reenter and retake possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant at such rent and under such terms and conditions as Landlord may deem best under the circumstances for the purpose of reducing Tenant's liability. Landlord shall not be deemed to have terminated this Lease or thereby accepted a surrender of the Premises, and Tenant shall remain liable for all Fixed Rent, Additional Rent, or other sums due under this Lease and for all damages suffered by Landlord by reason of Tenant's breach of any of the covenants of the Lease.

          22.2.2 Terminate Lease

          Declare this Lease in writing to be terminated, ended and null and void, and reenter upon and take possession of the Premises, whereupon all right, title and interest of Tenant in the Premises shall end.

          22.2.3 Accelerate Payment of Rent

          Accelerate and declare the entire remaining unpaid Fixed Rent and Additional Rent for the balance of the Term of this Lease to be immediately due and payable forthwith, and may, at once, take legal action to recover and collect the present value of the same.

     22.3 Right of Landlord to Cure Tenant's Default

     If: (a) Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant; or (b) Tenant defaults in the making of payment to any third party, or doing any act required to be made or done by Tenant for or on behalf of said third party relating to the Premises, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the lesser of the rate of eighteen percent (18%) or the maximum rate allowable by law, from the date paid by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking or such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

     22.4 Right of Reentry

     No reentry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Fixed Rent, Additional Rent or other monies due to Landlord hereunder or of any damages accruing to Landlord by reason of the violations of any of the terms, provisions and covenants herein contained. Landlord's acceptance of Fixed Rent or Additional Rent or other monies following any event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession or reletting, including brokerage commissions, and any repairs or remodeling undertaken by Landlord following repossession.

     22.5 Waivers

     THE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE BUILDING, AND/OR CLAIM OF INJURY OR DAMAGE. In the event Landlord commences any proceeding to enforce this Lease or the landlord/tenant relationship between the parties, or for nonpayment of Fixed Rent, Additional Rent or additional monies due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant.

     22.6 Jurisdiction

     The parties hereto agree that all suits for any and every breach of this Lease shall be instituted and maintained only in the courts of competent jurisdiction in the county or municipality in which the Premises are located. In the event it shall become necessary (as determined by Landlord) for Landlord at any time to institute or defend any legal action or proceedings of any nature for the enforcement of, or as regards this Lease, or any of the provisions hereof, or any of Landlord's statutory or common law rights as concern Tenant, or to employ an attorney therefor, Tenant agrees to pay all court costs, including without limitation attorneys' fees, paralegals fees and sales tax on such fees and costs, incurred by Landlord, whether (a) a lawsuit is filed or not; (b) at all trial and appellate levels; and (c) in all bankruptcy proceedings.

     SECTION 23. Memorandum of Lease.

     If either requests by Written Notice, Landlord and Tenant shall execute and acknowledge a memorandum of this Lease sufficient for recording but otherwise containing only the information required for such purpose by the applicable recording law. Such memorandum shall not in any event be deemed to change, affect or alter any of the terms, covenants, conditions or provisions of this Lease.

     SECTION 24. Miscellaneous.

     24.1 This Lease shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida. This Lease embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Lease may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. Subject to Section 7, all the terms of this Lease, whether so expressed or not, shall be binding upon the respective successors,, assigns and legal representatives of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns and legal representatives. The headings of this Lease are for purposes of reference only and shall not limit or otherwise affect the meaning thereof. This Lease may be executed in reverse counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     24.2 In this Lease, "Lease Interest Rate" means an annual rate of interest two (2) percentage points higher than the prime lending rate of Chase Manhattan Bank, N.A., New York, New York in effect during any period to which the Lease Interest Rate shall apply. If no such prime rate can be identified, the Lease Interest Rate shall be fifteen per cent (15%) per annum. However, in no event shall the Lease Interest Rate exceed the maximum rate of interest permitted by Laws for any loan by Landlord to Tenant.

     24.3 Any liability of Landlord and/or Landlord's and/or Affiliates for damages or otherwise under or with respect to this Lease shall be limited to Landlord's interest in the Premises and the proceeds of any Insurance Policies and/or Awards actually collected by Landlord. Landlord and Landlord's Affiliates shall have no personal liability in excess of the foregoing; and no other property or assets of Landlord or Landlord's Affiliates shall be subject to levy, execution or any other procedure whatsoever for the satisfaction of remedies.

     24.4 Tenant is hereby given the option to terminate this Lease during the remaining Term, at any time after the first anniversary of the commencement date of the Term of this Lease, under the conditions hereinafter set forth, which option may be exercised only as follows and providing that this Tenant is not then in default. Upon written notice to the Landlord, sent or delivered as hereinbefore provided, the Tenant may notify the Landlord that it intends to terminate this Lease and vacate the Premises at a specified date in the future, which date shall be not less than six (6) months after the date on which the said notice is sent or delivered. Any such notice which purports to terminate this Lease as of a date less than six (6) months after the sending or delivery of said written notice shall be null and void and shall not be effective to terminate this Lease as of any date. On or prior to the date specified by the Tenant in its notice, Tenant shall vacate the Premises and the end of the Term of this Lease shall be deemed to have been reached. In the event Tenant fails to vacate possession of the Premises in accordance with its notice, Landlord may, at its option, either:
(a) treat the Lease as having come to the end of the Term; or (b) deem the Tenant as leaving defaulted in exercising its option to terminate, in which event the Term will continue as if the Tenant had not sought to exercise the option to terminate. All obligations of the Tenant which are intended to survive the Term shall survive the termination of this Lease by the exercise of this option by the Tenant, including any default arising after the date of the Tenant's aforesaid notice. The termination of the Term will not relieve the Tenant of any obligations hereunder except for obligations which accrue after the exercise of the option to terminate and the timely vacating of the Premises by the Tenant in accordance with its notice to terminate.

     24.5 If Tenant defaults in the performance of any of the covenants of this Lease and by reason thereof Landlord employs the services of attorneys to enforce performance of the covenants by Tenant, to evict Tenant, to collect monies due by Tenant or to perform any other service based upon said default, then, in any of said events, Tenant agrees to pay reasonable attorneys' fees and all reasonable expenses and costs incurred by Landlord pertaining thereto and in enforcement of any remedy available to Landlord including, without limitation, any and all pretrial, trial, appellate and post-judgment proceedings.

     SECTION 25. Right of First Refusal. If Landlord shall receive from any third party, other than one controlled by any of Landlord's Affiliates, an acceptable bona fide offer to purchase Premises, it shall submit a written copy of such offer to Tenant, giving Tenant thirty (30) days within which to elect to meet such offer. If Tenant elects to meet the terms and conditions of such offer, it shall give Landlord Written Notice of the election within thirty (30) days thereafter. If Tenant shall fail to make such election within such period of time, Landlord shall be free to sell the Premises to such third party in accordance with the terms and conditions of the foregoing offer.

     SECTION 26. Radon Gas. Landlord hereby provides the following notice to Tenant as required by Florida law:

     Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

        IN WITNESS WHEREOF, THIS LEASE HAS BEEN DULY EXECUTED ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                            EAGLE SUPPLY, INC.


_________________________                   By:_________________________________
Print Name:______________
                                            Name:_______________________________

                                            Title:______________________________
Print Name:______________

                                            39 ACRE CORP.


_________________________                   By:_________________________________
Print Name:______________
                                            Name:_______________________________

_________________________                   Title:______________________________
Print Name:______________

                                  Schedule "A"
                           Description of the Premises

                                [INSERT TO COME]

                                  Schedule "B"

                               Required Insurance

     In this Lease "Required Insurance" means:

     (a) coverage insuring the Premises against loss or damage by fire, windstorm, tornado, hail and all other hazards covered by the usual extended coverage and "all risk" endorsements then commercially available (including, without limitation, and specifically, damage by water to the extent available) in an amount sufficient to prevent Tenant or Landlord from becoming a co-insurer under provisions of applicable policies of insurance, but in any event in an amount not less than eighty percent (80%) of the actual replacement value thereof (including the cost of debris removal, but excluding foundations and excavations);

     (b) insurance against liability for bodily injury and death and property damage and boiler insurance as follows:

          (i) comprehensive general public liability insurance containing the so-called "occurrence" clause (which shall include specifically the Premises and all parking areas, streets, bridges, alleys, vaults and sidewalks appurtenant to the Premises);

          (ii) the insurance against liability for bodily injury and death shall be in an amount not less than Five Million Dollars ($5,000,000) for any occurrence, and for property damage shall be in an amount not less than Two Hundred Thousand Dollars ($200,000) for any occurrence; and

          (iii) with respect to any boilers on the Premises, boiler insurance shall be in an amount not less than eighty per cent (80%) of the actual replacement value of the Premises (including the cost of debris removal, but excluding foundations and excavations).

     (c) workers' compensation as required by law covering all persons employed at the Premises;

     (d) demolition and increased cost of construction coverage, in an amount not less than fifteen per cent (15%) of the value of the Premises;

     (e) rent insurance with "all risk" coverage in an amount at least equal to the aggregate of Rents to be paid by Tenant during the last year of the Term;

     (f) with respect to any sprinkler system in the Premises, sprinkler leakage insurance in amounts approved by Landlord (which approval shall not be unreasonably withheld or delayed); and

     (g) other insurance in such amounts as Landlord may reasonably require from time to time against such other insurance hazards as at the time are commonly insured against in the case if similarly situated properties.

     Each Insurance Policy shall be accompanied by a Certificate of Insurance which shall be delivered to the Landlord and which shall name the Landlord as an additional insured and shall provide that the same shall not be cancelled except after thirty (30) days prior Written Notice to Landlord (whether or not such provision is obtainable only by payment of additional premium). No Insurance Policy shall contain any endorsement permitting cancellation for default in payment of a loan financing the premium. Each Insurance Policy shall include a standard mortgagee clause without contribution pursuant to which all loss or losses are payable to any mortgagee (or mortgagees) designated by Landlord from time to time.

                                  Schedule "C"

                             Permitted Encumbrances

The following are "Permitted Encumbrances" to which this Lease is and shall be subject and subordinate:

     (a) any and all mortgages now or at any time hereafter constituting liens on or against the Premises;

     (b) zoning regulations and ordinances of the City of __________ which are not violated by existing structures;

     (c) any federal, state or local laws, ordinances, regulations and/or orders whatsoever governing environmental quality or land use now or hereafter in effect;

     (d) consents by Landlord or any former owner for the erection of any structure or structures on, under or above any street or streets on which the Premises abut;

     (e) encroachments of stoops, areas, cellar steps, trim, and cornices, if any, upon any street or highway;

     (f) utility company rights, licenses, and/or easement to maintain poles, lines, wires, towers, stations, cables, pipes, boxes and/or other fixtures or installations presently serving, crossing, existing, or granted on, under or with respect to the Premises;

     (g) right, lack of right or restricted right of any owner of the Premises to construct or maintain a vault or vaulted area in or under the sidewalks abutting the Premises; and any licensing statute, ordinance, or regulation, and/or the terms of any license pertaining thereto and the rights, if any, of the City of __________ with respect to vaults under the sidewalk beyond the building line of the Premises;

     (h) existing or future designation of the Premises (or any portion thereof) as an historic landmark, or designation of a district in which the Premises are located as an historic district, and all related restrictions applicable to the Premises;

     (i) all other covenants, restrictions, easements, reservations or other agreements (if any) of record against the Premises;

     (j) any certificate of occupancy (or amended certificate of occupancy) issued with respect to the Premises, whether or not the same conforms to the present condition, use or configuration of the Premises; and

     (k) any and all laws, rules, regulations, codes, ordinances, statutes, requirements, or directives of any kind whatsoever, present or future, of or issued by any government entity whatsoever (including, but not limited to, federal, state, county, and municipal governments), and any and every violation or claimed violation of the same, affecting, applicable to, or filed against the Premises, and/or the use, occupancy and/or operation thereof.